Exhibit 99.1

ProSight Global, Inc. to offer captive solutions in partnership with company founder

MORRISTOWN, N.J., Jan. 28, 2020 /PRNewswire/ – ProSight Global, Inc. (PROS) announced today that it will expand its insurance solutions portfolio into the captive insurance market. This strategic decision marks the natural evolution of ProSight’s product offerings and capabilities, all of which are designed with the purpose of providing customers with solutions that address their unique business challenges. ProSight is proud to take this step to support captive customers with their specific risk management and mitigation needs.

“We are excited to add captives to ProSight’s growing list of offerings, again demonstrating our commitment to bringing our customers solutions that they value,” said ProSight CEO Larry Hannon. “Entering the captive market builds upon the principles that ProSight was founded on a decade ago. As our customers seek or require alternative solutions in the current market environment, we will do what we do best—find ways to profitably, cost-effectively, and creatively meet those needs.”

As part of this strategic expansion, ProSight’s founder and former CEO Joe Beneducci will be stepping down from his current role as Executive Chairman, effective February 1, 2020, to form an independent agency, Altruis Group, LLC. Following Mr. Beneducci’s departure from ProSight, Altruis Group will become a ProSight distribution partner in new customer niches where the company supports captives, and ProSight will become the agency’s first carrier partner.

“On behalf of everyone at ProSight, I’d like to thank Joe for everything he has done over the last decade for our company and our employees. I believe that the energy, dedication, and commitment he demonstrated in founding ProSight will once again result in great success at Altruis,” said Hannon. “I am confident that his unique understanding of our commitment to customers and innovative approach to creating valued solutions will result in a significant and profitable ProSight–Altruis partnership for years to come.”

ProSight is also pleased to announce that current lead director of the Board, Steven Carlsen, PhD, has been appointed to the role of Chair. Mr. Carlsen has been a member of ProSight’s Board for nine years and is President of Shadowbrook Advising. He is an industry veteran with nearly four decades of experience. Throughout his career, Mr. Carlsen has founded multiple insurance entities, and has held leadership roles at organizations such as CAT Limited, Endurance Specialty Holdings, and Orchid Underwriters Agency.

“It’s a privilege to congratulate Steve as our new Board Chair. His deep understanding of our niche-focused strategy will be key to our continued long-term success. I very much look forward to continuing our work together to create value for our shareholders, employees, customers, and distribution partners,” said Hannon.

About ProSight Specialty Insurance

ProSight Specialty Insurance is an innovative property and casualty insurance company that helps customers solve their unique business problems. Focusing on select niche industries, ProSight deploys differentiated underwriting and claims expertise and then works exclusively with specialized distributors to deliver value. ProSight is fueled by a cultural desire to succeed at uncommon challenges, making the business performance of its customers a top priority. The underwriting members of the ProSight Specialty Insurance (ProSight) group, New York Marine and General Insurance Company, Southwest Marine and General Insurance Company, and Gotham Insurance Company, are rated "A-" (Excellent) by A.M. Best. Based in Morristown, NJ, ProSight has regional offices in Los Angeles, CA, Petaluma, CA, Alpharetta, GA, Fort Lauderdale, FL and New York, NY. More information about ProSight and its member insurers can be found at www.prosightspecialty.com.

Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements include statements relating to future developments in ProSight business or expectations for ProSight's future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "should," "seek," "continue," and other words and terms of similar meaning. ProSight's management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Except as required by law, ProSight undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. ProSight cautions you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this release. For a discussion of some of the risks and important factors that could affect ProSight's future results and financial condition, see our filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the risks and uncertainties included under the captions "Risk Factors" in ProSight's Quarterly Report on Form 10-Q for the period ended September 30, 2019 filed on November 6, 2019. References to "we," "us," "our," the "Company" and "ProSight", refer to ProSight Global, Inc. and its consolidated subsidiaries.

Contacts

Media:

Joe Hathaway

JHathaway@prosightspecialty.com

973-532-1706

Institutional Investors:

Dean Evans

DEvans@prosightspecialty.com

973-532-1440

###